                               EXHIBIT 10.22

                              MANATRON, INC.

                 EXECUTIVE INCENTIVE PLAN FOR FISCAL 1998


                                 ARTICLE I

                                DECLARATION

SECTION 1. ESTABLISHMENT OF PLAN. The Manatron, Inc. Executive Incentive Plan for Fiscal 1998 (the "PLAN") is established by Manatron, Inc. (the "COMPANY") for fiscal year 1998, and may be continued, intact or as amended, from year to year, at the Company's option. The Plan is an annual incentive, performance, and bonus compensation program for eligible employees of the Company.

SECTION 2.     OBJECTIVES.  The objectives of the Plan are to:

               (a) Reward the outstanding performance of certain Executive Employees who contribute significantly to the achievement of the Company's annual objectives; and

               (b) Facilitate the attraction and retention of superior personnel required for continued innovation, growth, and profitability.

SECTION 3. EFFECTIVE DATES. The effective date of the Plan is May 1, 1997. Each provision of the Plan applies until the effective date of an amendment of that provision.


                                ARTICLE II

                                DEFINITIONS


          The following terms shall have the definition stated, unless the context requires a different meaning:

SECTION 1. AFTER-TAX EARNINGS. "After-Tax Earnings" shall mean the Company's after-tax corporate net income for the subject fiscal year as shown in the Company's annual audited financial statements for that fiscal year after all expenses and taxes, adjusted to remove amounts expended for payments made pursuant to this Plan.



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SECTION 2.     AWARD.  "Award" means a contingent right to receive cash
               following the end of an Award Year.

SECTION 3. AWARD YEAR. "Award Year" means each fiscal year of the Company.

SECTION 4. COMMITTEE. "Committee" means the Compensation Committee of the Board of Directors of the Company which administers the Plan.

SECTION 5. EXECUTIVE EMPLOYEE. "Executive Employee" means a full-time senior employee of the Company or one of the Company's subsidiaries determined by the Committee to have the potential of a direct and significant impact on the performance of the Company or to make a substantial contribution to the success of the Company.

SECTION 6. PARTICIPANT. "Participant" means an Executive Employee determined by the Committee to be eligible for an Award for the Award Year.

SECTION 7. PLAN. "Plan" means the Manatron, Inc. Executive Incentive Plan for Fiscal 1998.


                                ARTICLE III

                               PARTICIPATION

SECTION 1. DESIGNATION BY COMMITTEE. An Executive Employee shall be a Participant in the Plan for an Award Year when designated as a Participant for that Award Year by the Committee. Executive Employees selected by the Committee for participation for the Award Year shall be notified in writing and provided with a copy of this Plan or with a written summary and explanation of the Plan.

SECTION 2. PARTICIPATION LIMITED TO ONE YEAR. Designation as a Participant in the Plan for an Award Year is limited to that Award Year. Each Participant must be designated as a Participant by the Committee for each Award Year to be eligible to participate in the Plan for that Award Year.








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                                ARTICLE IV

                              ADMINISTRATION

SECTION 1. AUTHORITY OF COMMITTEE. The Plan will be administered by the Committee and (except with respect to his own Award) the Chief Executive Officer of the Company. If deemed by the Committee to be necessary, the Committee will adopt rules, policies, and forms for the administration, interpretation, and implementation of the Plan.

SECTION 2. DETERMINATION OF AWARD AMOUNTS. The components of any Award, as listed in Article V, shall be determined by the Chief Executive Officer and the Committee. All decisions, determinations, and interpretations of the Chief Executive Officer and the Committee will be final and binding on all Participants. No member of the Committee shall be eligible to receive Awards pursuant to the Plan.

SECTION 3. LIMITATION ON LIABILITY. Neither the Chief Executive Officer, any member of the Committee, nor any member of the Board of Directors shall be liable for any act or omission in connection with the performance of such person's duties or the exercise of such person's discretion related to any act or omission concerning the operation and administration of the Plan.


                                 ARTICLE V

                                  AWARDS

SECTION 1. DETERMINATION OF PARTICIPANT'S AWARD POTENTIAL. Unless modified by the Committee or the Chief Executive Officer, each Participant's award potential shall consist of the following:

                    (a) PERSONAL RANGE. The Participant's maximum potential Award pursuant to this Plan for an Award Year shall be fifty percent (50%) of the base salary paid to the Participant during the Award Year.

                    (b) COMPANY PERFORMANCE. The target financial performance and other objectives of the Company that will be considered in determining Awards are as follows for Fiscal 1998:




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                         (i)  AFTER-TAX EARNINGS. Fifty percent (50%) of
                    the maximum potential Award for any Participant shall be based upon the Company's After-Tax Earnings for the Award Year. The After-Tax Earnings component of an Award for an Award Year will be distributed to Participants pro-rata based on each Participant's base salary for the Award Year. No Award will consist of an amount based on the Company's After-Tax Earnings unless the After-Tax Earnings for the Award Year are at a minimum threshold of One Hundred Thousand Dollars ($100,000) for the Award Year. Twenty-five percent (25%) of the Company's After-Tax Earnings for the Award Year in excess of the minimum threshold shall be available for Awards to Participants pursuant to the Plan.

                         (ii) OTHER OBJECTIVES.  The remaining fifty
                    percent (50%) of the maximum potential Award for any Participant shall be based upon the following five variables (the "VARIABLES"):

                              (a) LINE OF CREDIT BALANCE. As of April 30, 1997, the Company's line of credit balance was Eight Hundred Eighty-Five Thousand Dollars ($885,000), and the amount of its invested cash was Two Hundred Thousand Dollars ($200,000). Two and one-half percent (2 1/2%) of any reduction in the line of credit and any increase in the invested cash as of April 30, 1998, shall be available for Awards to Participants pursuant to the Plan. In the event that the Board of Directors elects to borrow money or use the Company's cash to purchase a building, acquire another company, purchase the Company's common stock, or to fund any other significant nonbudgeted item, such amounts will be excluded when calculating any decrease or increase in the above amounts. In no event will the amount available for Awards to Participants under this subsection exceed Fifty Thousand Dollars ($50,000).

                              (b)  RECEIVABLES.  As of April 30, 1997, the
                         Company's receivables that have been past due for more than 90 days are as follows:





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

                                                        OVER 90        OVER 120
                                                         DAYS            DAYS             TOTAL
                                                        -------        --------           -----
               Manatron, Inc.                          $ 13,146       $  656,940       $  670,086
               Specialized Data Systems, Inc.            23,945          628,005          651,950
               Atek Information Services, Inc.           45,187          187,205          232,392
               Sabre Systems and Services                18,739          496,559          515,298

               Consolidated                            $101,017       $1,968,709       $2,069,726
                                                       ========       ==========       ==========

                    Five percent (5%) of any reduction in the Two Million Sixty-Nine Thousand, Seven Hundred Twenty-Six Dollars ($2,069,726) consolidated total, excluding write-offs, as of April 30, 1998, shall be available for Awards to Participants pursuant to the Plan. In no event will the amount available for Awards to Participants under this subsection exceed Fifty Thousand Dollars ($50,000).

                         (c) SALES FORECAST. The Company's sales forecast for its fiscal year ended April 30, 1998, is Twenty-Six Million Three Hundred Twenty-Five Thousand Dollars ($26,325,000). In the event at least eighty-five percent (85%) of this amount is achieved, then a total of Five Thousand Dollars ($5,000) shall be available for Awards to Participants pursuant to the Plan. In the event at least ninety percent (90%) of this amount is achieved, then a total of Ten Thousand Dollars ($10,000) shall be available for Awards to Participants pursuant to the Plan. In the event at least ninety-five percent (95%) of this amount is achieved, then a total of Fifteen Thousand Dollars ($15,000) shall be available for Awards to Participants pursuant to the Plan. In the event at least one hundred percent (100%) of this amount is achieved, then a total of Twenty Thousand Dollars ($20,000) shall be available for Awards to Participants pursuant to the Plan. In the event more than one hundred percent (100%) of this amount is achieved, then an additional Two Thousand Dollars ($2,000) for each percentage point in excess of one hundred percent (100%) shall be available for awards to Participants pursuant to the Plan. In no event will the amount available for awards to


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                    Participants under this subsection exceed Fifty
                    Thousand Dollars ($50,000).

                         (d) CUSTOMER SATISFACTION. The Company's average overall customer satisfaction rating by region based on the surveys that were distributed by the Company to its customers during the fiscal year ended April 30, 1997, was 7.32, which is calculated as follows:

                                REGION                      RATING
                                ------                      ------
                                Alabama                      6.05
                           Illinois/Missouri                 7.47
                                Indiana                      7.12
                               Michigan                      8.17
                                 Ohio                        7.88
                               Southeast                     7.20

                                Average                      7.32

                    In the event that the average overall rating customer satisfaction based on the surveys that are distributed by the Company to its customers during the fiscal year ended April 30, 1998, is at least 7.5, then a total of Five Thousand Dollars ($5,000) shall be available for Awards to Participants pursuant to the Plan. In the event that the overall customer satisfaction rating is at least 8.0, then a total of Fifteen Thousand Dollars ($15,000) shall be available for Awards to Participants pursuant to the Plan. In the event that the overall customer satisfaction rating is at least 8.5, then a total of Twenty-Five Thousand Dollars ($25,000) shall be available for Awards to Participants pursuant to the Plan. In the event that the overall customer satisfaction rating is at least 9.0, then a total of Forty Thousand Dollars ($40,000) shall be available for Awards to Participants pursuant to the Plan.

                         (e) EMPLOYEE TURNOVER. The Company's employee turnover percent, exclusive of appraisal personnel, for the year ended April 30, 1997, was approximately fifteen percent (15%). In the event that the employee turnover percent, exclusive of appraisal personnel, for the year ended April 30, 1998, is less than fifteen


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                    percent (15%), then a total of Five Thousand Dollars
                    ($5,000) shall be available for Awards to Participants pursuant to the Plan. In the event that the employee turnover percent, exclusive of appraisal personnel, for the year ended April 30, 1998, is less than ten percent (10%), then a total of Fifteen Thousand Dollars ($15,000) shall be available for Awards to Participants pursuant to the Plan. In the event that the employee turnover percent, exclusive of appraisal personnel, for the year ended April 30, 1998, is less than five percent (5%), then a total of Thirty Thousand Dollars ($30,000) shall be available for Awards to Participants pursuant to the Plan.

                         The amount of a Participant's Award based on the
                    Variables listed above will be determined as follows:
                    (1) sixty-five percent (65%) of the total amount of the Variables will be distributed to a Participant pro-rata based on each Participant's base salary for the Award Year; and (2) the remaining thirty-five percent (35%) of the total amount of the Variables may be distributed to a Participant based on performance objectives, criteria, and/or ratings for individual Participants as determined pursuant to Section 2 of Article IV ("Discretionary Portion").

                         Under no circumstances shall the amount of an
                    Award based upon the Variables for any Award Year exceed twenty-five percent (25%) of a Participant's annual base salary.


                                ARTICLE VI

                   INDIVIDUAL ASSESSMENT AND ADJUSTMENT

SECTION 1. PARTICIPANT'S AWARD. The basis for Awards for any Award Year will be achievement of financial performance targets and other objectives as set forth in this Plan and, with respect to the Discretionary Portion, as determined in the sole discretion of the Chief Executive Officer and Committee. If the financial targets and other objectives are met for the Award Year, the Chief Executive Officer will calculate and determine the amount of the Award for each Participant based upon the extent to which the Company's financial performance targets and other objectives (as determined by the Chief Executive Officer) were achieved for the Award Year.


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SECTION 2.     PARTIAL AWARD.  In the event an Executive Employee
               participates in the Plan for only part of an Award Year, the Award may be adjusted pro-rata based on the amount of time for which the Executive Employee was a Participant in the Plan.


                                ARTICLE VII

                             PAYMENT OF AWARDS

          Subject to Article VIII, each Award, as finally determined for the Award Year, shall be paid to the Participant in cash as soon as administratively feasible following final determination and approval.


                               ARTICLE VIII

                         TERMINATION OF EMPLOYMENT

SECTION 1. RETIREMENT, DEATH, DISABILITY, OR OTHER TERMINATION. In the event of a Participant's death, disability, normal retirement, or termination of employment (unless Section 2 of this Article applies) during an Award Year, payment of the Award earned for that year will be pro-rated. In the event of death, payment shall be made to the Participant's designated beneficiary, or if there is no designated beneficiary, payment shall be made to the Participant's estate.

SECTION 2. FORFEITURE. In the event that a Participant is terminated for "cause," the Participant's entitlement to any Award, including any Award for a prior Award Year that has not been paid, shall be forfeited and the Award shall be canceled. For purposes of this Plan, termination shall be considered to be for "cause" if based upon (a) Participant's conviction of a crime involving moral turpitude or embezzlement; (b) Participant's willful activities in competition with the Company or in aid of its competitors; (c) Participant's willful and continued failure to substantially perform Participant's duties with the Company under this Plan (other than any such failure resulting from disability), under any employment agreement with the Company, or otherwise, after a written demand for substantial performance is delivered to Participant that specifically identifies the manner in which the Company believes Participant has willfully failed to substantially perform his or her duties, and after Participant has failed to resume substantial performance of


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               his or her duties on a continuous basis within 14 calendar days of receiving such demand; or (d) Participant willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of (b), (c) and (d) above, no act, or failure to act, on Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.


                                ARTICLE IX

                            GENERAL PROVISIONS

SECTION 1. NO RIGHT TO PARTICIPATE. Nothing in this Plan will be deemed to give a Participant or a Participant's legal representative or any other person or entity claiming under or through a Participant a contract or right to participate in the benefits of the Plan. The selection of an individual as an Executive Employee and as a Participant, as well as determination of the amount of any Award or any other determination relating to the Plan, shall be final and binding on all parties to this Plan.

SECTION 2. NO EMPLOYMENT RIGHT. Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company will continue to employ any Executive Employee or Participant, and this Plan shall not be construed as any type of employment contract or obligation between the Company and an Executive Employee or Participant.

SECTION 3. NONTRANSFERABILITY. Neither a Participant nor any beneficiary of the Participant shall have any right to assign, transfer, attach, or hypothecate any Award, potential Award, or right to future payment of any Award or other benefit under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or by any other legal or equitable proceeding.

SECTION 4. WITHHOLDING. The Company shall have the right to deduct from any payment made under this Plan all amounts required by federal, state, or local tax laws to be withheld and shall apply to any payment made under this Plan all applicable payroll taxes and assessments.


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SECTION 5.     CHANGE IN CAPITALIZATION.  In the event of a reorganization, merger, consolidation, or other transaction in which the Company is not the surviving corporation, or upon the sale of substantially all of the property and assets of the Company or upon the dissolution or liquidation of the Company, this Plan will terminate on the effective date of such transaction. Participants shall be entitled to prompt payment of pro-rated Awards for the Award Year during which the event occurs unless this Plan continues in whole or in part or a successor plan is substituted.


          IN WITNESS WHEREOF, this instrument is executed as an act of the Company effective as of May 1, 1997.

MANATRON, INC.


By __________________________________   By ________________________________
   Paul R. Sylvester                       Gene Bledsoe, Member, Compensa-
   President, Chief Executive Officer,       tion Committee
     and Chief Financial Officer


By __________________________________   By ________________________________
   Harry C. Vorys, Member,                 Stephen C. Waterbury, Member
   Compensation Committee                  Compensation Committee























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